Exhibit 5.1

120 South Riverside Plaza · Suite 1200 Chicago, Illinois 60606 Phone 312.876.7100 · Fax 312.876.0288 www.arnstein.com

Jerold N. Siegan 312.876.7874 jnsiegan@arnstein.com

November 10, 2010

ONE Bio, Corp.
19950 West Country Club Drive, Suite 100
Aventura, Florida 33180

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ONE Bio, Corp., a Florida corporation (the “Company”) in connection with a Registration Statement on Form S-1 (SEC file No. 333-164848) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration for the public offering of up to 5,227,273 shares of Common Stock of the Company, par value $0.001 per share, including additional shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriters named in the Prospectus to cover over-allotments, if any (the “Shares”).

This opinion is being furnished in accordance with the requirements of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement of the Company filed with the Securities and Exchange Commission; (ii) the Articles of Incorporation and the Bylaws of the Company, each as amended to date; (iii) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and the issuance of the Shares and any amendments or supplements thereto and related matters; and (iv) certificates of public officials, certificates of officers or representatives of the Company and others and such other documents as we  have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

CHICAGO   HOFFMAN ESTATES   SPRINGFIELD   MILWAUKEE
FORT LAUDERDALE   MIAMI   TAMPA   WEST PALM BEACH   BOCA RATON   CORAL GABLES
Arnstein & Lehr llp is a member of the International Lawyers Network

ONE Bio, Corp
Attn: Mr. Marius Silvasan, CEO
November 10, 2010

Members of our firm are admitted to the bar in the State of Florida, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Florida and the laws of the United States of America to the extent referred to specifically herein.

The opinions set forth below are rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing, it is our opinion that, the Shares are duly and validly authorized, and when the Shares are issued, delivered and paid for in accordance with the Underwriting Agreement, the Shares will be duly and validly issued, fully paid and non-assessable Shares of Common Stock of the Company.

We hereby consent to the use of our name under the caption “Legal Matters” in the Registration Statement and related Prospectus, and to the filing of this opinion as an exhibit to the Registration Statement.  By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, /s/Arnstein & Lehr ARNSTEIN & LEHR LLP

JNS/lr
cc:

Pursuant to Internal Revenue Service guidance, be advised that any federal tax advice contained in this written or electronic communication, including any attachments or enclosures, is not intended or written to be used and it cannot be used by any person or entity for the purpose of (i) avoiding any tax penalties that may be imposed by the Internal Revenue Service or any other U.S. Federal taxing authority or agency or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.